Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 2 dated February 14, 2025 relating to the $0.001 par value per share, of Context Therapeutics Inc. shall be filed on behalf of the undersigned.

AVIDITY PARTNERS MANAGEMENT LP By Avidity Partners Management (GP) LLC, its general partner By: /s/ Michael Gregory
Title: Managing Member

AVIDITY PARTNERS MANAGEMENT (GP) LLC By: /s/ Michael Gregory
Title: Managing Member

AVIDITY CAPITAL PARTNERS FUND (GP) LP By Avidity Capital Partners (GP) LLC, its general partner By: /s/ Michael Gregory
Title: Managing Member

AVIDITY CAPITAL PARTNERS (GP) LLC By: /s/ Michael Gregory
Title: Managing Member

AVIDITY MASTER FUND LP By Avidity Capital Partners Fund (GP) LP, its general partner By: Avidity Capital Partners (GP) LLC, its general partner By: /s/ Michael Gregory
Title: Managing Member

AVIDITY PRIVATE MASTER FUND I LP By Avidity Capital Partners Fund (GP) LP, its general partner By: Avidity Capital Partners (GP) LLC, its general partner By: /s/ Michael Gregory
Title: Managing Member

DAVID WITZKE By: /s/ David Witzke

MICHAEL GREGORY By: /s/ Michael Gregory